EXHIBIT 10.21


                           REVOLVING CREDIT AGREEMENT

Agreement made this 1st day of March, 2001, by Taylor Investment Corporation (herein called "the Borrower") and Rural American Bank - Luck, a Wisconsin Corporation (herein called "the Bank").

                                ARTICLE I. LOANS

1.1 REVOLVING CREDIT LOANS. From time to time, prior to March 1, 2003, or the earlier termination hereof (in either case the "TERMINATION DATE"), the Borrower may borrow from the Bank up to the aggregate principal amount outstanding at any one time of $4,000,000.00 (the "LOAN AMOUNT"). All revolving loans hereunder shall be evidenced by multiple Promissory Notes of the Borrower payable to the order of the Bank in cumulative amounts not to exceed $4,000,000.00 (the "NOTES"). Although the Notes shall be expressed to be payable in the full Loan Amount, the Borrower shall be obligated to pay only the amounts actually disbursed hereunder, together with accrued interest on the outstanding balance at the rates and on the dates specified therein and such other charges provided for herein.

1.2 ADVANCES AND REPAYMENT. Discretionary loan advances will be made solely for the purpose of acquiring real estate in Minnesota and/or Wisconsin for future development and resale. Advances will be limited to 80% of the lesser of (1) the purchase price of the property, or (2) the Bank's Estimate of Real Estate Market Value. Development costs may also be considered on a case-by-case basis. Prior to each advance, the Borrower will submit the following to the Bank:

         a)       Amount of advance requested.
         b) Copy of Purchase Agreement for the real estate to be purchased.
         c) Itemized estimate of development costs, if funding for development costs is requested.
         d)       Preliminary Title Policy Commitment.
         e) Preliminary Plat showing the number of lots to be developed and their location.
         f) Schedule, in a form acceptable to the Bank, showing the Purchase Price, Retail Value. Loan Amount, and Lot Release Price, all as allocated to each individual lot.

         Principal repayment will occur as lots are sold. The Bank agrees to release each lot for a Lot Release Price equal to 1.30 times the amount of the loan balance allocated to each lot according to the following conditions:

         a) Upon the sale of a lot by the Borrower for cash, the Borrower shall pay the required Lot Release Price to the Bank immediately upon closing the sale.
         b) Upon the sale of a lot by the Borrower for terms, the Borrower shall pay to the Bank the required Lot Release Price when the mortgage is put into the Borrower's line of credit with Diversified Business Credit, Inc., or is sold to a third party. Payment to the Bank shall be made in less than 45 days from the date of the sale. Immediately upon sale for terms, the Borrower will forward to the Bank a copy of the Note and Mortgage evidencing the balance due the Borrower.

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         Any remaining principal balance under a Promissory Note shall be payable in full on the second anniversary date of the Promissory Note.

         Interest payments will be payable monthly at the end of each month. The rate of interest will be the prime rate of interest as published in the WALL STREET JOURNAL, less 0.25%.

1.3 ORIGINATION FEE. The Borrower shall pay to the Bank at the time of issuance of each Promissory Note $50,000 or greater an Origination Fee in an amount equal to the lesser of $2,000 or 0.50% of the amount of the respective Promissory Note. An Origination Fee of $250 will be payable by the Borrower to the Bank at the time of issuance of each Promissory Note less than $50,000.

1.4 CONDITIONS TO BORROWING. The Bank shall not be obligated to make (or continue to make) advances hereunder unless (i) the Bank has received executed copies of the Notes and all other documents or agreements applicable to the loans described herein, including but not limited to the documents specified in Article III (collectively with this Agreement the "Loan Documents"), in form and content satisfactory to the Bank: (ii) if the loan is secured, the Bank has received confirmation satisfactory to it that the Bank has a properly perfected security interest, mortgage or lien, with the proper priority; (iii) the Bank has received certified copies of the Borrower's Articles of Incorporation and By-Laws, a certificate of good standing and all other relevant documents; (iv) the Bank has received a certified copy of a resolution or authorization in form and content satisfactory to the Bank authorizing the loan and all acts contemplated by this Agreement and all related documents, and confirmation of proper authorization of all guaranties and other acts of third parties contemplated hereunder;
         (v) no default exists under this Agreement or under any other Loan Documents, or under any other agreements by and between the Borrower and the Bank; and (vi) all proceedings taken in connection with the transactions contemplated by this Agreement (including any required environmental assessments), and all instruments, authorizations and other documents applicable thereto, shall be satisfactory to the Bank.

                      ARTICLE II. WARRANTIES AND COVENANTS

During the term of this Agreement, and while any part of the credit granted the Borrower is available or any obligations under any of the Loan Documents are unpaid or outstanding, the Borrower warrants and agrees as follows:

2.1 ORGANIZATION AND AUTHORITY; LITIGATION. The Borrower is a validly existing corporation in good standing under the laws of its state of organization and has all requisite power and authority, corporate or otherwise, and possesses all licenses necessary, to conduct its business and own its properties. The execution, delivery and performance of this Agreement and the other Loan Documents (i) are within the Borrower's power; (ii) have been duly authorized by proper corporate action; (iii) do not require the approval of any governmental


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         agency; and (iv) will not violate any law, agreement or restriction by which the Borrower is bound. This Agreement and the other Loan Documents are the legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their terms. There is no litigation or administrative proceeding threatened or pending against the Borrower which would, if adversely determined, have a material adverse effect on the Borrower's financial condition or its property.

2.2 CORPORATE EXISTENCE; BUSINESS ACTIVITIES; ASSETS. The Borrower will (i) preserve its corporate existence, rights and franchises; (ii) carry on its business activities in substantially the manner such activities are conducted as of the date of this Agreement; (iii) not liquidate, dissolve, merge or consolidate with or into another entity; and (iv) not sell, lease, transfer or otherwise dispose of all or substantially all of its assets.

2.3 USE OF PROCEEDS; MARGIN STOCK; SPECULATION. Advances by the Bank hereunder shall be used exclusively by the Borrower for purposes described in Section 1.2. The Borrower will not use any of the loan proceeds to purchase or carry "margin" stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System). No part of any of the proceeds shall be used for speculative investment purposes, including, without limitation, speculating or hedging in the commodities and/or futures market.

2.4 ENVIRONMENTAL MATTERS. There exists no uncorrected violation by the Borrower of any federal, state or local laws (including statutes, regulations, ordinances or other governmental restrictions and requirements) relating to the discharge of air pollutants, water pollutants, or process waste water or otherwise relating to the environment or hazardous substances, whether currently existing or enacted in the future (collectively "Environmental Laws"). The Borrower does not and will not generate or have in its possession any hazardous or toxic wastes, chemicals or other substances, the generation, possession or existence of which is prohibited or governed by any Environmental Laws (collectively "Hazardous Substances"). The Borrower is not subject to any judgment, decree order or citation, or a party to (or threatened with) any litigation or administrative proceeding which asserts that the Borrower (i) violated any Environmental Laws; (ii) is required to clean up, remove or take remedial or other action with respect to any Hazardous Substances (collectively "Remedial Action"); or (iii) is required to pay all or a portion of the cost of any Remedial Action, as a potentially responsible party. There are not now, nor to the Borrower's knowledge after reasonable investigation have there ever been, any Hazardous Substances (or tanks or other facilities for the storage of Hazardous Substances) stored, deposited, recycled or disposed of on, under or at any real estate owned or occupied by the Borrower during the periods that the Borrower owned or occupied such real estate, which if present on the property or in soils or ground water, could require Remedial Action. To the Borrower's knowledge, there are no proposed or pending changes in Environmental Laws which would adversely affect the Borrower or its business, and there are no conditions existing currently or likely to exist during the term of this loan which would subject the Borrower to Remedial Action or other liability. The Borrower will timely comply with all applicable Environmental Laws; and provide the Bank, immediately upon receipt, copies of any correspondence, notice, complaint, order or other


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         document from any source asserting or alleging any circumstance or condition which requires or may require a financial contribution by the Borrower or Remedial Action or other response by or on the part of the Borrower under Environmental Laws, or which seeks damages or civil, criminal or punitive penalties from the Borrower for an alleged violation of Environmental Laws.

2.5 ENVIRONMENTAL PERMITS. The Borrower has all permits, licenses and approvals required under Environmental Laws.

2.6 INSURANCE. The Borrower will maintain insurance to such extent, covering such risks and with such insurers as is usual and customary for businesses operating similar properties, and as is satisfactory to the Bank and designate the Bank as "Mortgagee" on such policies and take such other action as the Bank may reasonable request to ensure that the Bank will receive (subject to no other interests) the insurance proceeds on the Bank's collateral.

2.7 TAXES AND OTHER LIABILITIES. The Borrower will pay and discharge, when due, all of its taxes, assessments and other liabilities, except when the payment thereof is being contested in good faith by appropriate procedures which will avoid foreclosure of liens securing such items, and with adequate reserves provided therefor.

2.8 FINANCIAL STATEMENTS AND REPORTING. The financial statements and other information previously provided to the Bank or provided to the Bank in the future are or will be complete and accurate and prepared in accordance with generally accepted accounting principles. There has been no material adverse change in the Borrower's financial condition since such information was provided to the Bank. The Borrower will
         (i) maintain accounting records in accordance with generally recognized and accepted principles of accounting consistently applied throughout the accounting periods involved; (ii) provide the Bank with such information concerning its business affairs and financial condition (including insurance coverage) as the Bank may reasonably request; and
         (iii) without request provide the Bank with management-prepared, annual and quarterly financial statements as submitted to the Securities and Exchange Commission within 45 days of the end of each quarter; and annual audited financial statements prepared by an accounting firm acceptable to the Bank within 90 days of the end of each fiscal year. The Borrower also agrees to provide,without request, an annual personal financial statement of the Guarantor.

2.9 INSPECTION OF PROPERTIES AND RECORDS; FISCAL YEAR. The Borrower will permit representatives of the Bank to visit and inspect any of the properties and examine any of the books and records of the Borrower at any reasonable time and as often as the Bank may reasonably desire. The Borrower will not change its fiscal year.

                     ARTICLE III. COLLATERAL AND GUARANTIES

3.1 COLLATERAL. This Agreement and the Notes are secured by Real Estate Mortgage(s) covering real estate to be purchased by the Borrower.


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3.2      GUARANTIES. This loan is guaranteed by Mr. Philip C. Taylor as evidenced by a guaranty dated March 1, 2001. The amount of liability under this guaranty shall be limited to $1,000,000. ----

3.3 CREDIT BALANCES; SETOFF. The Borrower grants the Bank a security interest and lien in any credit balance or other money now or hereafter owed the Borrower by the Bank, and, in addition, agrees that the Bank may, at any time after an occurrence of an event described in Section
         4.1 below (notwithstanding any cure periods), without notice or demand, set off against any such credit balance or other money any indebtedness outstanding hereunder or under the Note.

The information in this Article III is for information only and the omission of any reference to an agreement shall not affect the validity or enforceability thereof. The rights and remedies of the Bank outlined in this Agreement and the documents identified above are intended to be cumulative.

                              ARTICLE IV. DEFAULTS

4.1 DEFAULTS. The occurrence of one or more of the following events shall constitute a default:

         a) NONPAYMENT. The Borrower shall fail to pay (i) any interest due on the Notes, or any other amount payable hereunder, by five days after the same becomes due; or (ii) any principal amount due on the Notes when due.

         b) NONPERFORMANCE. The Borrower or any guarantor shall default in the performance of any agreement, term, provision condition, or covenant (other than nonpayment) required to be performed or observed by the Borrower or any guarantor hereunder or under any other Loan Document, continuing for a period of 15 days.

         c) MISREPRESENTATION. Any financial information, statement, certificate, representation or warranty given to the Bank by the Borrower or any guarantor (or any of their representatives) in connection with entering into this Agreement or the other Loan Documents and/or any borrowing hereunder, or required to be furnished under the terms hereof, shall prove untrue in any material respect (as determined by the Bank in the exercise of its reasonable judgment) as of the time when given.

         d) DEFAULT ON OTHER OBLIGATIONS. The Borrower or any guarantor shall be in default under the terms of any loan agreement, Promissory Note, lease, conditional sale contract or other agreement, document or instrument evidencing, governing or securing any indebtedness owing by the Borrower or any guarantor to the Bank or by the Borrower to any third party, and the period of grace, if any, to cure said default shall have passed.


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         e)       JUDGMENTS. Any judgment shall be obtained against the Borrower or any guarantor which, together with all other outstanding unsatisfied judgments against the Borrower (or such guarantor), shall exceed the sum of $10,000 and shall remain unvacated, unbonded or unstayed for a period of 45 days following the date of entry thereof.

         f) INABILITY TO PERFORM; BANKRUPTCY/INSOLVENCY. (i) the Borrower or any guarantor shall die or cease to exist; or (ii) any guarantor shall attempt to revoke any guaranty of the obligations described herein, or any guaranty becomes unenforceable in whole or in part for any reason, or (iii) any bankruptcy, insolvency or receivership proceedings, or an assignment for the benefit of creditors, shall be commenced under any federal or state law by or against the Borrower or any guarantor; or (iv) the Borrower or any guarantor shall become the subject of any out-of-court settlement with its creditors; or (v) the Borrower or any guarantor is unable or admits in writing its inability to pay its debts as they mature.

         g) ADVERSE CHANGE; ENVIRONMENTAL VIOLATIONS; INSECURITY. (i) there is a material adverse change in the financial condition of the Borrower or any guarantor, or (ii) any violation of Environmental Laws affecting the Borrower or its properties occurs or is discovered; or (iii) the Bank in good faith deems itself insecure.

         h) DEBT/EQUITY COVENANT. The Borrower shall fail to maintain at all times a Debt-to-Equity Ratio of less than 4 to 1. Debt shall be defined as all liabilities of the Borrower, including Senior Subordinated Debt and Deferred Income Taxes. Equity shall include Common Stock. Additional Paid-In Capital and Retained Earnings.

4.2 TERMINATION OF LOANS. Upon the occurrence of any of the events identified in Section 4.1, the Bank may at any time thereafter (notwithstanding the cure periods identified in Sections 4.1(a), 4.1(b), 4.1(d) and 4.1(e)) immediately terminate its obligation to make additional loans hereunder without demand or further notice of any kind, all of which are hereby waived.

4.3 ACCELERATION OF OBLIGATIONS. Upon the occurrence of any of the events identified in Sections 4.1(a) through 4.1(e) and 4.1(g), and the passage of any applicable cure period, the Bank may at any time thereafter, by written notice to the Borrower, declare the unpaid principal balance of the Notes together with the interest accrued thereon and other amounts accrued hereunder, to be immediately due and payable; and the unpaid balance shall thereupon be due and payable, all without presentation, demand, protest or further notice of any kind,


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         all of which are hereby waived, and notwithstanding anything to the contrary contained herein or in any of the other Loan Documents. Upon the occurrence of any event under Section 4.1(f), then the unpaid principal balance under the Notes, together with all interest accrued thereon and other amounts accrued hereunder, shall thereupon be immediately due and payable, all without presentation, demand, protest or notice of any kind, all of which are hereby waived, and notwithstanding anything to the contrary contained herein or in any of the other Loan Documents.

4.4 OTHER REMEDIES. Nothing in this Article IV is intended to restrict the Bank's rights under any of the Loan Documents or at law, and the Bank may exercise all such rights and remedies as and when they are available.

                            ARTICLE V. MISCELLANEOUS

5.1 DELAY; CUMULATIVE REMEDIES. No delay on the part of the Bank in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein specified are cumulative and are not exclusive of any rights or remedies which the Bank would otherwise have.

5.2 RELATIONSHIP TO OTHER DOCUMENTS. The warranties, covenants and other obligations of the Borrower (and the rights and remedies of the Bank) that are outlined in this Agreement and the other Loan Documents are intended to supplement each other. In the event of any inconsistencies in any of the terms in the Loan Documents, all terms shall be cumulative so as to give the Bank the most favorable rights set forth in the conflicting documents.

5.3 PARTICIPATIONS. The Bank may, at its option sell all or any interests in the Notes and other Loan Documents to other financial institutions, and in connection with such sales (and thereafter) disclose any financial information the Bank may have concerning the Borrower to any such participant or potential participant.

5.4 SUCCESSORS. The rights, options, powers and remedies granted in this Agreement shall extend to the Bank and to its successors and assigns, shall be binding upon the Borrower and its successors and assigns and shall be applicable hereto and to all renewals and/or extensions hereof.

5.5 EXPENSES AND ATTORNEY'S FEES. The Borrower agrees to reimburse the Bank for all fees and out-of-pocket disbursements incurred by the Bank (and any participant) in connection with the preparation, execution, delivery, administration and enforcement of this Agreement or any of the other Loan Documents, and any waivers or amendments with respect hereto, including all costs of collection before and after judgment, and including,without limitation, the fees and disbursements of counsel for the Bank or any participant.

5.6 PAYMENTS. Payments due under the Notes and other Loan Documents shall be made in lawful money of the United States, and the Bank is authorized to charge payments due under the Loan Documents against any account of the Borrower. All payments may be applied by the Bank to principal, interest and any other amounts due under the Loan Documents in any order which the Bank elects.


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5.7      APPLICABLE LAW AND JURISDICTION; INTERPRETATION AND MODIFICATION. This
         Agreement and all other Loan Documents shall be governed by and interpreted in accordance with the laws of the State of Wisconsin. Invalidity of any provision of this Agreement shall not affect the validity of any other provision. The provisions of the Loan Documents shall not be altered, amended or waived without the express written consent of the Bank (and the Borrower, when appropriate). THE BORROWER HEREBY CONSENTS TO THE EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT SITUATED IN THE COUNTY WHERE THE BANK'S OFFICE WHICH IS DESIGNATED IN THE NOTE AS THE PLACE FOR PAYMENT IS LOCATED (OR, IN THE ABSENCE OF SUCH DESIGNATION, THE BANK'S MAIN OFFICE), AND WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS, WITH REGARD TO ANY ACTIONS, CLAIMS, DISPUTES OR PROCEEDINGS RELATING TO THIS AGREEMENT, THE COLLATERAL, ANY OTHER LOAN DOCUMENT, OR ANY TRANSACTIONS ARISING THEREFROM, OR ENFORCEMENT AND/OR INTERPRETATION OF ANY OF THE FOREGOING. This Agreement, the other Loan Documents and any amendments hereto (regardless of when executed) will be deemed effective and accepted only at the Bank's offices, and only upon the Bank's receipt of the executed originals thereof.

5.8 WAIVER OF JURY TRIAL. THE BORROWER AND THE BANK HEREBY JOINTLY AND SEVERALLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING RELATING TO ANY OF THE LOAN DOCUMENTS, THE OBLIGATIONS THEREUNDER OR ANY TRANSACTION ARISING THEREFROM OR CONNECTED THERETO. THE BORROWER AND THE BANK EACH REPRESENTS TO THE OTHER THAT THIS WAIVER IS KNOWINGLY, WILLINGLY AND VOLUNTARILY GIVEN.

5.9 NOTICES. All notices and correspondence related to the Loan Documents shall be sent to:

         a)   If to the Borrower:                b)  If to the Bank:
              Philip C. Taylor                       Tony Johnson
              President                              President
              Taylor Investment Corporation          Rural American Bank - Luck
              43 Main Street, S.E.                   P.O. Box 200
              Suite 506                              206 Main Street South
              Minneapolis, MN 55414                  Luck, WI 54853


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IN WITNESS WHEREOF, the undersigned have executed this REVOLVING CREDIT
AGREEMENT as of the 1st day of March, 2001.

                               TAYLOR INVESTMENT CORPORATION
                               (Borrower)

                               a Minnesota Corporation

                               By:  /s/ Maureen A. Herzog
                                   ---------------------------------------------

                               Name & Title: Maureen A. Herzog, Asst. Vice Pres.
                                             -----------------------------------

                               By:  /s/ Philip C. Taylor
                                   ---------------------------------------------

                               Name & Title: Philip C. Taylor President
                                             -----------------------------------


                               RURAL AMERICAN BANK - LUCK

                               By:  /s/ Anthony C. Johnson
                                   ---------------------------------------------

                               Name & Title: Anthony C. Johnson, President
                                             -----------------------------------


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